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                                 Exhibit 99(b)

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
             Three Months and Years Ended December 31, 1998 and 1997
                      (In thousands, except per share, per
                member per month and membership highlights data)



                                                                   Three Months Ended                  Year Ended
                                                                       December 31                     December 31
                                                               ---------------------------     ---------------------------
Revenues:                                                         1998            1997            1998            1997
                                                               -----------     -----------     -----------     -----------
    Premiums earned                                            $ 1,100,227     $ 1,107,414     $ 4,612,328     $ 4,167,224
    Third-party administration, net                                  4,455           2,501          17,838          12,592
    Investment and other income (expense), net                      23,809          28,628          91,436          73,704
                                                               -----------     -----------     -----------     -----------
      Total revenues                                             1,128,491       1,138,543       4,721,602       4,253,520
                                                               -----------     -----------     -----------     -----------

Expenses:
    Health care services                                           983,152       1,286,544       4,321,583       3,915,811
    Marketing, general and administrative                          154,796         227,677         708,452         679,567
                                                               -----------     -----------     -----------     -----------
      Total expenses                                             1,137,948       1,514,221       5,030,035       4,595,378
                                                               -----------     -----------     -----------     -----------

Earnings (loss) before income taxes, financing charges,
    depreciation and amortization, restructuring and
    unusual charges (credits) ("EBITDA")                            (9,457)       (375,678)       (308,433)       (341,858)

Other charges (credits):
    Interest and other financing charges                            12,851          11,118          55,857          11,118
    Depreciation and amortization                                   16,588          18,048          67,141          61,045
    Restructuring                                                  (29,043)           --           145,457            --
    Unusual                                                           --            41,618          38,341          41,618
    Gain on sale of affiliate                                         --           (25,168)           --           (25,168)
    Equity in net loss of affiliate                                   --              --              --             1,140
                                                               -----------     -----------     -----------     -----------
      Total other charges                                              396          45,616         306,796          89,753
                                                               -----------     -----------     -----------     -----------
Loss before income taxes                                            (9,853)       (421,294)       (615,229)       (431,611)
Income tax benefit                                                  (1,905)       (136,609)        (18,437)       (140,323)
                                                               -----------     -----------     -----------     -----------
Net loss                                                            (7,948)       (284,685)       (596,792)       (291,288)
Less preferred stock dividends and amortization                    (10,883)           --           (27,668)           --
                                                               -----------     -----------     -----------     -----------
Net loss attributable to common stock                          $   (18,831)    $  (284,685)    $  (624,460)    $  (291,288)
                                                               ===========     ===========     ===========     ===========

Loss per common share-basic and diluted                        $      (.23)    $     (3.58)    $     (7.79)    $     (3.70)
                                                               ===========     ===========     ===========     ===========

Weighted-average common shares outstanding-basic and diluted        80,463          79,448          80,120          78,635
                                                               ===========     ===========     ===========     ===========


Selected information:
    Medical loss ratio                                                89.4%          116.2%           93.7%           94.0%
    Administrative loss ratio                                         15.4%           22.1%           16.7%           17.6%
    PMPM premium revenue                                       $    199.94     $    190.73     $    199.82     $    193.06
    PMPM medical expense                                       $    178.67     $    221.60     $    187.23     $    181.46
    Fully insured member months                                    5,502.7         5,806.1        23,081.9        21,584.7

                                                                                          Membership at
                                                                                           December 31
                                                                                     -----------------------       Increase
MEMBERSHIP HIGHLIGHTS                                                                  1998          1997         (Decrease)
                                                                                     ---------     ---------      --------
Freedom Plan                                                                         1,318,100     1,333,500       (15,400)
HMO                                                                                    260,700       270,400        (9,700)
Medicare                                                                               148,600       161,000       (12,400)
Medicaid                                                                                97,800       189,600       (91,800)
                                                                                     ---------     ---------      --------
Total Fully Insured                                                                  1,825,200     1,954,500      (129,300)
Self-funded                                                                             56,200        53,600         2,600
                                                                                     ---------     ---------      --------
Total Membership                                                                     1,881,400     2,008,100      (126,700)
                                                                                     =========     =========      ========


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